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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 15, 2002, except for Note 14, as to which the date is April 18, 2002, relating to the consolidated financial statements and our report dated April 22, 2002, relating to the financial statement schedule of FormFactor, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
December 16, 2002